Exhibit 99.3

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Business First Bancshares, Inc., and any amendments thereto, as a person who is about to become a director on the Board of Directors of Business First Bancshares, Inc. in connection with the merger of Richland State Bancorp, Inc. with and into Business First Bancshares, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ N. Jerome Vascocu

N. Jerome Vascocu